Exhibit(j)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 89 to the registration statement on Form N-1A ("Registration Statement") of our report dated September 27, 2004 to the financial statements and financial highlights which appear in the July 31, 2004 Annual Report to Shareholders of Scudder Development Fund (a series of Scudder Securities Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
November 30, 2004

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 89 to the registration statement on Form N-1A ("Registration Statement") of our report dated September 21, 2004 to the financial statements and financial highlights which appear in the July 31, 2004 Annual Report to Shareholders of Scudder 21st Century Growth Fund (a series of Scudder Securities Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.




/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
November 30, 2004